Exhibit 10.2

LOCK-UP AGREEMENT

__________, 2015

[Shareholder Name]

[Shareholder Address]

Ladies and Gentlemen:

In connection with the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of April 24, 2015, by and among Sino Mercury Acquisition Corp. (“Surviving Pubco”), Wins Finance Holdings Inc. (“Holdco”), Wins Finance Group Limited, (“Company”), and each of Wits Global Limited, Appelo Limited, Glowing Assets Holdings Limited and Cosmic Expert Limited (each to be referred to herein as the “undersigned”), and in order to induce the parties to consummate the transactions contemplated by the Merger Agreement, the undersigned agrees not to, either directly or indirectly, during the “Restricted Period” (as hereinafter defined):

(1)	sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in any Surviving Pubco Ordinary Shares (as defined in the Merger Agreement), issued to the undersigned in connection with the Merger Agreement (the “Restricted Securities”),

(2)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise, or

(3)	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of the Restricted Securities.

As used herein, “Restricted Period” means the period commencing on the Closing Date (as defined in the Merger Agreement) and ending at 6:00 p.m. EST on the day preceding the day that is twelve months after the Closing Date.

Notwithstanding the foregoing limitations, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities (i) to a Permitted Transferee, (ii) by virtue of the laws of descent and distribution upon death of the undersigned, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Lock-Up Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (x) the members or shareholders of the undersigned or their “Immediate Family” (as hereinafter defined); (y) an entity in which (A) the undersigned and/or its members or shareholders beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) the undersigned and/or its members or shareholders are a general partner and in which the undersigned and/or its members or shareholder’s beneficially own 100% of all capital accounts of such entity; and (z) a revocable trust established by a member of shareholder of the undersigned during his or her lifetime for the benefit of such member or shareholder or for the exclusive benefit of such member’s or shareholder’s Immediate Family. As used in this Agreement, the term “Immediate Family” means a spouse, parent, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the subject member or shareholder of the undersigned).

Nothing in this Lock-Up Agreement shall prevent the establishment by the undersigned of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended; provided that it shall be a condition to the establishment of any such Plan that no sales of the Company’s share capital shall be made pursuant to such a plan prior to the expiration of the Restricted Period; and provided, further, such a Plan may only be established if no public announcement of the establishment or the existence thereof, and no filing with the U.S. Securities and Exchange Commission or any other regulatory authority shall be required or shall be made voluntarily by the undersigned, the Company or any other person, prior to the expiration of the Restricted Period.

Any of the Restricted Securities subject to this Lock-Up Agreement may be released, from time to time, in whole or part from the terms hereof upon the consent of a majority of the members of the Board of Directors of Surviving Pubco. Further, notwithstanding the foregoing limitations, if the closing price of Surviving Pubco Ordinary Shares equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days during any 30-day trading period after the Closing Date, the undersigned shall be permitted to sell up to 50% of the Restricted Securities without regard to the Restricted Period.

Surviving Pubco hereby covenants to the undersigned that, in the event that any of the Surviving Pubco Lock-Up Restrictions are amended, waived or otherwise modified in a manner that makes the lock-up restrictions set forth herein more restrictive to the undersigned than the Surviving Pubco Lock-Up Restrictions, this Lock-Up Agreement shall be promptly amended by Surviving Pubco to be no more restrictive to the undersigned than such amended, waived or modified Surviving Pubco Lock-Up Restrictions. For the purposes of this paragraph, the “Surviving Pubco Lock-Up Restrictions” means the lock-up restrictions applicable to Surviving Pubco’s shareholders in those certain letter agreements between such shareholders and Surviving Pubco, dated August 26, 2014, and that certain Stock Escrow Agreement, dated August 26, 2014, by and among Surviving Pubco, Continental Stock Transfer & Trust Company and the Surviving Pubco shareholders party thereto.

The undersigned hereby authorizes Surviving Pubco’s transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned the appropriate legend to reflect the existence and general terms of this Lock-up Agreement.

All disputes arising under this Agreement shall be handled in accordance with Sections 10.7 and 10.8 of the Merger Agreement.

EACH PARTY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Each party agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

[Signature page follows]

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SIGNATURE PAGE TO THE LOCK-UP AGREEMENT

Signature

Name:

Address:

Acknowledged and agreed:

SINO MERCURY ACQUISITION CORP.

By:
Name:
Title:

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